GENERAL AMERICAN
LIFE INSURANCE COMPANY
ST. LOUIS, MISSOURI 63166


                                          In consideration of the Contract
                                          Owner's application and the
                                          contributions to be made by the
                                          Contract Owner as provided herein,
                                          the Company agrees to pay benefits,
                                          to the extent required by this
                                          contract, to those individuals
                                          entitled to such benefits.

                                          The provisions on the following
                                          pages are a part of this contract.



                                                  -----------------------------
                                                  PRESIDENT

                                                  -----------------------------
                                                  SECRETARY





                                          TAX SHELTERED GROUP VARIABLE
                                                ANNUITY CONTRACT
                                           Funds in Separate Account
                                              and General Account
                                             Individual Allocation
                                                Annual Dividend




                                          ALL INSTALLMENTS AND VALUES PROVIDED
                                          BY THIS CONTRACT, WHEN BASED ON
                                          INVESTMENT EXPERIENCE OF A SEPARATE
                                          ACCOUNT, ARE VARIABLE AND ARE NOT
                                          GUARANTEED AS TO FIXED DOLLAR
                                          AMOUNTS.


                                    V82-300
V82-300                                                                  Page 1

                                                 TABLE OF CONTENTS
                                       Section
                                          1    Definitions

                                          2    Contributions, Charges, and
                                               Withdrawals

                                          3    Valuation

                                          4    Annuity Provisions

                                          5    Death Benefits

                                          6    Termination Benefits

                                          7    General Provisions

V82-300                                                                  Page 2

  CONTRACT SPECIFICATIONS


CONTRACT OWNER:


CONTRACT NO.:


CONTRACT DATE:


EXECUTION DATE:


EXECUTED AT:


DELIVERED IN:

V82-300                                                                  Page 3

SECTION 1. DEFINITIONS


1.01 ACCUMULATION UNIT. This is an accounting method we use to determine the value of your contract prior to the annuity commencement date. This unit will be valued on each business day as of the time of the closing of the New York Stock Exchange.

1.02 ANNUITANT. A participant who is receiving annuity installments under this contract.

1.03 ANNUITY. This is a series of installments provided under this contract for a participant by application of the dollar value of accumulation units in his individual account.

1.04 ANNUITY COMMENCEMENT DATE. This is the date upon which annuity installments begin, as elected by the participant.

1.05 ANNUITY UNIT. An accounting method used to determine the amounts payable to an annuitant on and after the annuity commencement date. This unit will be valued on each business day as of the time of the closing of the New York Stock Exchange.

1.06 BUSINESS DAY. This is a day on which both we and the New York Stock Exchange are open for business. Each business day ends at the time of the New York Stock Exchange closes.

1.07   CONTRACT ANNIVERSARY.  An anniversary of the contract date.

1.08 CONTRACT YEAR. Any period of one year commencing with the contract date or with any contract anniversary.

1.09 GENERAL ACCOUNT. An account which consists of all assets of the Company other than those in the Separate Account or any other segregated investment account.

1.10 INDIVIDUAL ACCOUNT. The sum of the accumulation units credited to a participant.

1.11 PARTICIPANT. An employee for whom an application has been submitted and for whom a contribution has been made.

1.12 PARTICIPANT'S ANNIVERSARY. An anniversary of the date on which a participant's individual account is established in accordance with the terms of this contract.

1.13 SEPARATE ACCOUNT. A segregated investment account entitled Separate Account No. 2 established by us in accordance with Missouri law.

1.14   WE, US, AND OUR.  The General American Life Insurance Company.

       YOU, YOUR. The owner of this contract. The owner is as shown in the application unless later changed as provided in this contract.

SECTION 2.  CONTRIBUTIONS, CHARGES, AND WITHDRAWALS

2.01   PAYMENT OF CONTRIBUTIONS

       All contributions shall be paid by you directly to us at our Home Office in St. Louis, Missouri.

2.02   APPLICATION OF CONTRIBUTIONS

       We shall first deduct from any contribution for a Participant the premium for any optional benefits provided by a supplemental agreement. Deductions for any applicable premium taxes on the remaining contribution shall then be made by us from each contribution received. The balance of each contribution remaining after these deductions is the net contribution. We shall apply such net contribution to provide for General Account or Separate Account accumulation units or both as elected by you. The number of General Account or Separate Account accumulation units credited to the

V82-300                                                                  Page 4

       Participant's Individual Account shall be determined by dividing the applicable portion of the net contribution by the appropriate accumulation unit value next determined after such contribution is received by us at the Home Office. The number of accumulation units so provided shall not be changed by any subsequent change in the accumulation unit value.

2.03   CONTINGENT DEFERRED SALES CHARGE

       We shall not deduct a sales charge for any contribution for a participant when received. During the first nine years of the participant's individual account, we shall deduct a withdrawal or surrender charge that will never exceed the lesser of 9 percent of the total net contributions or an amount calculated according to the following schedule:

            Participant's                  Withdrawal/
         Individual Account                 Surrender
           Contract Year                     Charge
                 1                             9%
                 2                             8
                 3                             7
                 4                             6
                 5                             5
                 6                             4
                 7                             3
                 8                             2
                 9                             1

       Beginning with the participant's tenth year of participation we will not deduct a withdrawal or surrender charge. We will not deduct a withdrawal or surrender charge if the participant dies or becomes totally disabled. Also, we will not deduct a withdrawal or surrender charge if the accumulated value is annuitized after the fifth year of participation.

       This charge shall be made by canceling a number of accumulation units equal to the charge divided by the respective accumulation unit value next determined after the fifth year of participation.

       This charge will be made by canceling a number of accumulation units equal to the charge divided by the respective accumulation unit value next determined after the beginning of the date of withdrawal or surrender.

2.04   PARTIAL WITHDRAWAL

       You may, at the direction of the participant, withdraw accumulation units from any participant's individual account upon satisfactory written request received by us at our Home Office prior to the annuity commencement date. No such withdrawal shall be less than $100.00. Unless otherwise specified in the request, the withdrawal shall be made based on the current allocation of the contributions to the General Account and the Separate Account. The units will be withdrawn at the unit value next determined after written request is received by us at our Home Office or after the beginning of the date of withdrawal specified, whichever is later.

SECTION 3. VALUATION

3.01   NET INVESTMENT FACTOR

       The net investment factor for any Business Day is 1.0 plus a rate of investment income that we will declare in advance. We guarantee that the rate will be no less than 4 percent per year compounded annually.

       The Separate Account net investment factor for any business day is (a) dividend by (b) where
       (a)  is
            (1) the value of the assets in the Separate Account at the end of the previous business day for contracts receiving the same or similar tax treatment as this contract, plus

            (2) the investment income and the capital gains, realized or unrealized, credited to such

V82-300                                                                  Page 5
                 assets since the end of the previous business day, minus

            (3) the capital losses, realized or unrealized, charged against such assets in such period, minus

            (4) any amount charged against the Separate Account in such a period for taxes or as a reserve for taxes attributable to the maintenance or operation of the Separate Account for contracts receiving the same or similar tax treatment as this contract, minus

            (5) a charge for investment management services and mortality and expense rate guarantees to be determined by us but not to exceed .003445 percent of such assets for each calendar day since the end of the previous business day.

       (b) is the value of the assets in the Separate Account at the end of the previous business day for contracts receiving the same or similar tax treatment as this contract.

3.02   ACCUMULATION UNIT VALUE

       The value of a Separate Account No. 2 accumulation unit is established at 10.00 dollars as of the end of the Business Day on January 4, 1971, and the value of a General Account accumulation unit is established at 10.00 dollars as of the end of the business day on April 1, 1982. The value of the respective accumulation unit is determined at the end of any later Business Day. The value is determined by multiplying the accumulation unit value for the end of the immediately preceding Business Day by the net investment factor for such later Business Day.

3.03   ANNUITY UNIT VALUE

       The value of a Separate Account No. 2 Annuity Unit is established at 10.00 dollars as of the end of the business day on January 4, 1971, and the value of a General Account Annuity Unit is established at 10.00 dollars at the end of the business day on April 1, 1982. The value of the respective annuity unit is determined at the end of any later business day. The value is determined by multiplying such value for the end of the preceding business day by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding business day and the end of the fifth preceding such business day.

3.04   VALUATION OF ASSETS

       Assets in the Separate Accounts shall be valued at the end of each business day at their fair market value or, where there is no readily available market, at their fair value as determined by us, in accordance with recognized accounting procedures. Direct expenses involved in the purchase or sale of assets for the Separate Accounts, including, but not limited to, brokerage commission, exchange fees, taxes, and postage, shall be included in such valuation.

SECTION 4.  ANNUITY PROVISIONS

4.01   NOTICE TO EFFECT AN ANNUITY

       You shall notify us at least 30 days in advance to effect an annuity for a participant on his annuity commencement date.

4.02   ELECTION OF OPTIONAL ANNUITIES
       You may specify the annuity option under which installments are to be made to an annuitant provided such notification is received by us at least 30 days prior to the annuity commencement date. In the absence of such an election, the retirement annuity will be a life annuity with 120 installments guaranteed.

V82-300                                                                  Page 6

       If option 2 or 5 is elected, installments may not be guaranteed for a period longer than the life expectancy of the annuitant.


4.03   ANNUITY OPTIONS

       (See Annuity Option Tables at the end of this section.) At the maturity of this policy, the proceeds may be placed under any of the following options:

OPTION 1.

       LIFE ANNUITY. We will pay a monthly income during a person's lifetime. The income will cease with the last installment preceding the death of that person.

OPTION 2.

       LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY INSTALLMENTS GUARANTEED. We will pay a monthly income during a person's lifetime with the guarantee that if, at death of the person, installments have been made for less than 60 months, 120 months, 180 months, or 240 months, as elected, installments shall be continued to the Beneficiary during the remainder of the elected period.

OPTION 3.

       UNIT REFUND LIFE ANNUITY. We will pay a monthly income during a person's lifetime that will cease with the last installment due prior to the death of that person, with the guarantee that, at the death of the payee, the Beneficiary will receive an additional payment of the dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total applied under the option divided by the annuity unit value at the annuity commencement date and (b) is the number of annuity units represented by each installment multiplied by the number of installments made. Such dollar value shall be determined by multiplying the above number of annuity units by the annuity unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home Office.

OPTION 4.

       JOINT AND SURVIVOR INCOME FOR LIFE. We will pay monthly installments jointly to two payees if both are living when the installments become payable. The annuitant will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

OPTION 5.

       INCOME FOR A FIXED PERIOD. We will pay the proceeds in equal installments over a period of from 3 to 30 years. The amount of each installment will be based upon the period and the frequency of the installments selected from Option 5 Table.

OPTION 6.

       INCOME OF A FIXED AMOUNT. We will pay the proceeds in equal installments in the amount and at the intervals agreed upon until the proceeds applied under this option, with interest credited at the current annual rate, are exhausted. The final installment will be for the then remaining balance only.

OPTION 7.

       INTEREST INCOME. We will hold the proceeds on deposit and pay or credit interest at the current annual rate. Payment of interest will be at such times and for such periods as are agreeable to you and us.

4.04   DATE OF PAYMENT

       The first payment under Option 7 will be made at the end of the period selected, measured from the date on which written notice of death is received by us at the Home Office. The first payment under any other option shall be made on the annuity commencement date or upon the date of surrender or as of the date on which written notice of death is received by us at the Home Office, as applicable.

V82-300                                                                  Page 7

4.05   ALLOCATION OF ANNUITY

       When you elect one of the first five annuity options, you may further elect to have the annuity purchased in the form of the variable annuity, guaranteed annuity, or a combination of both. If you elect option 6, you may specify whether the net investment factor for Separate Account No. 2 or the General Account is to apply, or whether the amount due shall be split between the two accounts. If no election is made to the contrary on these options, that portion of accumulated value in the Separate Account shall be applied to provide a variable annuity and that portion in the General Account shall be applied to provide a guaranteed annuity. If you elect option 7, we will consider this an election to place the entire accumulated value in the General Account.

4.06   MINIMUM AMOUNTS

       The minimum amount to be placed under an option is $5,000, and the minimum amount of any payment is $50 per month, unless these minimums are waived or changed by us.

4.07   GUARANTEED ANNUITY OPTION INTEREST RATE

       We use a guaranteed effective annual rate of 4% in computing payments under all options.

4.08   FIRST PAYMENT

       We will make the first payment as of the option effective date.

4.09   PAYEE

       A person who receives benefits under an option is a payee. A payee must be a natural person receiving benefits in his or her own right, or be a legal guardian. With our consent, the payee may be a trustee, assignee, corporation, or partnership.


4.10   CONTINGENT PAYEE

       The payee may name contingent payees, subject to any restrictions under an annuity option chosen during the annuitant's lifetime, under the following conditions:

             (1)    If you are the payee; or

             (2) If, at any time after the annuitant's death and during the option period, no previously named contingent payee is living.

       Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our Home Office. At that time, the contingent interest of any other person is terminated as of the date of the payee signed the request, whether or not the payee is living when we receive the request.

4.11   LIFE INCOME OPTIONS

       Life Income Options are based on the payee's sex and age nearest birthday on the annuity option effective date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

V82-300                                                                  Page 8

                                        ANNUITY OPTION TABLES
                                          For Each $1,000
                  Option 1                     Option 2                       Option 3     Option 5
                  -----------------------------------------------------------------------------------------------
                                60         120          180         240
 Age of Payee      Life       Months      Months       Months      Months       Unit           Income for a
Male    Female    Annuity      Guar.       Guar.       Guar.       Guar.       Refund          Fixed Period
                  -----------------------------------------------------------------------------------------------
                                                                                            Years      Monthly
                                                                                           Certain   Installments
                                                                                           -------   ------------
45        50      $ 4.70      $ 4.69       $4.66       $4.60       $4.53       $4.50
46        51        4.77        4.76        4.72        4.66        4.57        4.55
47        52        4.84        4.83        4.79        4.72        4.62        4.60
48        53        4.92        4.91        4.86        4.78        4.67        4.65           3      $29.39
49        54        5.00        4.98        4.93        4.84        4.73        4.71           4       22.47

50        55        5.09        5.07        5.01        4.91        4.78        4.77           5       18.32
51        56        5.17        5.15        5.08        4.98        4.84        4.83           6       15.56
52        57        5.27        5.24        5.17        5.05        4.89        4.89           7       13.59
53        58        5.36        5.33        5.25        5.12        4.95        4.96           8       12.11
54        59        5.46        5.43        5.34        5.19        5.01        5.03           9       10.97

55        60        5.57        5.54        5.43        5.27        5.06        5.10          10       10.06
56        61        5.68        5.64        5.53        5.35        5.12        5.18          11        9.31
57        62        5.80        5.76        5.63        5.43        5.18        5.26          12        8.69
58        63        5.93        5.88        5.73        5.51        5.24        5.34          13        8.17
59        64        6.06        6.00        5.84        5.60        5.30        5.43          14        7.72

60        65        6.20        6.14        5.96        5.69        5.36        5.52          15        7.34
61        66        6.35        6.28        6.08        5.78        5.42        5.62          16        7.00
62        67        6.51        6.43        6.21        5.87        5.48        5.72          17        6.70
63        68        6.69        6.59        6.34        5.97        5.53        5.82          18        6.44
64        69        6.87        6.77        6.48        6.06        5.58        5.93          19        6.21

65        70        7.07        6.95        6.62        6.16        5.64        6.05          20        6.00
66        71        7.28        7.14        6.77        6.25        5.69        6.17          21        5.81
67        72        7.51        7.35        6.93        6.35        5.73        6.30          22        5.64
68        73        7.75        7.57        7.09        6.44        5.77        6.43          23        5.49
69        74        8.01        7.81        7.26        6.54        5.81        6.57          24        5.35

70        75        8.30        8.05        7.43        6.63        5.85        6.71          25        5.22
71        76        8.60        8.32        7.60        6.72        5.88        6.85          26        5.10
72        77        8.93        8.60        7.78        6.80        5.91        7.02          27        4.99
73        78        9.28        8.90        7.96        6.88        5.93        7.17          28        4.89
74        79        9.67        9.21        8.14        6.95        5.95        7.34          29        4.80

75        80       10.08        9.55        8.32        7.02        5.96        7.51          30        4.72
76        81       10.53        9.90        8.50        7.08        5.98        7.70
77        82       11.02       10.27        8.67        7.13        5.98        7.87
78        83       11.54       10.66        8.84        7.18        5.99        8.06
79        84       12.11       11.06        9.01        7.22        5.99        8.25

80        85 and   12.73       11.48        9.16        7.25        6.00        8.46
81        over     13.41       11.92        9.31        7.27        6.00        8.65
82                 14.14       12.38        9.44        7.29        6.00        8.83
83                 14.95       12.85        7.31        7.31        6.00        9.02
84                 15.84       13.33        9.67        7.32        6.00        9.19

85 and             16.82       13.83        9.76        7.32        6.00        9.39
over


V82-300                                                                  Page 8a

                                   ANNUITY OPTION TABLES (Cont'd)
                                          For Each $1,000

-------------------------------------------------------------------------------------------------------------
                  Option 4-MONTHLY INSTALLMENTS JOINT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
   Age of                                     Age of Secondary Payee
  Primary
   Payee
-------------------------------------------------------------------------------------------------------------
MALE         45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE  50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.27    $4.30    $4.34    $4.37    $4.40    $4.43    $4.46    $4.49    $4.51    $4.53    $4.55
51     56     4.28     4.32     4.36     4.39     4.43     4.46     4.49     4.52     4.55     4.57     4.59
52     57     4.29     4.33     4.37     4.41     4.45     4.49     4.52     4.55     4.58     4.61     4.64
53     58     4.30     4.34     4.38     4.43     4.47     4.51     4.55     4.58     4.62     4.65     4.68
54     59     4.30     4.35     4.39     4.44     4.49     4.53     4.57     4.61     4.65     4.69     4.72

55     60     4.31     4.36     4.40     4.45     4.50     4.55     4.59     4.64     4.68     4.72     4.76
56     61     4.31     4.36     4.41     4.46     4.51     4.56     4.61     4.66     4.71     4.75     4.79
57     62     4.32     4.37     4.42     4.47     4.53     4.58     4.63     4.68     4.73     4.78     4.83
58     63     4.32     4.37     4.43     4.48     4.54     4.59     4.65     4.70     4.76     4.81     4.86
59     64     4.33     4.38     4.43     4.49     4.55     4.60     4.66     4.72     4.78     4.83     4.89

60     65     4.33     4.38     4.44     4.50     4.56     4.62     4.68     4.74     4.80     4.86     4.92
61     66     4.33     4.39     4.45     4.51     4.57     4.63     4.69     4.75     4.81     4.88     4.94
62     67     4.34     4.40     4.45     4.51     4.57     4.64     4.70     4.77     4.83     4.90     4.96
63     68     4.34     4.40     4.46     4.52     4.58     4.65     4.71     4.78     4.85     4.92     4.98
64     69     4.35     4.41     4.47     4.53     4.59     4.66     4.72     4.79     4.86     4.93     5.00

65     70     4.35     4.41     4.47     4.53     4.60     4.67     4.73     4.80     4.88     4.95     5.02
66     71     4.36     4.42     4.48     4.54     4.61     4.67     4.74     4.81     4.89     4.96     5.04
67     72     4.37     4.42     4.49     4.55     4.62     4.68     4.75     4.83     4.90     4.98     5.06
68     73     4.37     4.43     4.49     4.56     4.62     4.69     4.76     4.84     4.91     4.99     5.07
69     74     4.38     4.44     4.50     4.56     4.63     4.70     4.77     4.85     4.92     5.00     5.09

70     75     4.38     4.44     4.51     4.57     4.64     4.71     4.78     4.86     4.93     5.02     5.10
71     76     4.39     4.45     4.51     4.58     4.65     4.72     4.79     4.87     4.94     5.03     5.11
72     77     4.39     4.45     4.52     4.58     4.65     4.72     4.80     4.87     4.95     5.04     5.12
73     78     4.40     4.46     4.52     4.59     4.66     4.73     4.81     4.88     4.96     5.05     5.14
74     79     4.41     4.47     4.53     4.60     4.67     4.74     4.81     4.89     4.97     5.06     5.15

75     80     4.41     4.47     4.54     4.60     4.67     4.75     4.82     4.90     4.98     5.07     5.16
------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
   Age of                                 Age of Secondary Payee
  Primary
   Payee
---------------------------------------------------------------------------------------------------
MALE         56       57       58       59       60       61       62       63       64       65
---------------------------------------------------------------------------------------------------
     FEMALE  61       62       63       64       65       66       67       68       69       70
---------------------------------------------------------------------------------------------------
50     55    $4.56    $4.58    $4.59    $4.60    $4.62    $4.63    $4.64    $4.65    $4.66    $4.67
51     56     4.61     4.63     4.65     4.66     4.68     4.69     4.70     4.71     4.72     4.73
52     57     4.66     4.68     4.70     4.72     4.74     4.75     4.77     4.78     4.79     4.80
53     58     4.71     4.73     4.76     4.78     4.80     4.81     4.83     4.85     4.86     4.88
54     59     4.75     4.78     4.81     4.83     4.86     4.88     4.90     4.92     4.93     4.95

55     60     4.79     4.83     4.86     4.89     4.92     4.94     4.96     4.98     5.00     5.02
56     61     4.84     4.87     4.91     4.94     4.97     5.00     5.03     5.05     5.08     5.10
57     62     4.87     4.92     4.96     5.00     5.03     5.06     5.10     5.12     5.15     5.18
58     63     4.91     4.96     5.00     5.05     5.09     5.12     5.16     5.19     5.22     5.25
59     64     4.94     5.00     5.05     5.09     5.14     5.18     5.22     5.26     5.30     5.33

60     65     4.97     5.03     5.09     5.14     5.19     5.24     5.29     5.33     5.37     5.41
61     66     5.00     5.06     5.12     5.18     5.24     5.29     5.35     5.40     5.44     5.49
62     67     5.03     5.10     5.16     5.22     5.29     5.35     5.40     5.46     5.51     5.56
63     68     5.05     5.12     5.19     5.26     5.33     5.40     5.46     5.52     5.58     5.64
64     69     5.08     5.15     5.22     5.30     5.37     5.44     5.51     5.58     5.65     5.71

65     70     5.10     5.18     5.25     5.33     5.41     5.49     5.56     5.64     5.71     5.78
66     71     5.12     5.20     5.28     5.36     5.45     5.53     5.61     5.69     5.77     5.85
67     72     5.14     5.22     5.31     5.39     5.48     5.57     5.66     5.74     5.83     5.92
68     73     5.16     5.24     5.33     5.42     5.51     5.60     5.70     5.79     5.89     5.98
69     74     5.17     5.26     5.35     5.44     5.54     5.64     5.73     5.83     5.94     6.04

70     75     5.19     5.28     5.37     5.47     5.56     5.67     5.77     5.87     5.98     6.09
71     76     5.20     5.29     5.39     5.49     5.59     5.69     5.80     5.91     6.03     6.14
72     77     5.21     5.31     5.40     5.51     5.61     5.72     5.83     5.95     6.07     6.19
73     78     5.23     5.32     5.42     5.52     5.63     5.74     5.86     5.98     6.10     6.23
74     79     5.24     5.34     5.44     5.54     5.65     5.77     5.88     6.01     6.14     6.27

75     80     5.25     5.35     5.45     5.56     5.67     5.79     5.91     6.04     6.17     6.31
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                  Option 4-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
   Age of                                     Age of Secondary Payee
  Primary
   Payee
-------------------------------------------------------------------------------------------------------------
MALE         45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE  50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.64    $4.66    $4.68    $4.70    $4.72    $4.74    $4.75    $4.77    $4.78    $4.79    $4.80
51     56     4.68     4.71     4.73     4.75     4.77     4.79     4.81     4.83     4.84     4.85     4.87
52     57     4.73     4.75     4.78     4.80     4.82     4.84     4.87     4.88     4.90     4.92     4.93
53     58     4.77     4.80     4.82     4.85     4.87     4.90     4.92     4.94     4.96     4.98     5.00
54     59     4.81     4.84     4.87     4.90     4.91     4.95     4.98     5.00     5.02     5.05     5.07

55     60     4.86     4.89     4.92     4.95     4.98     5.01     5.04     5.06     5.09     5.11     5.13
56     61     4.90     4.94     4.97     5.00     5.03     5.06     5.09     5.12     5.15     5.18     5.20
57     62     4.95      498     5.02     5.05     5.09     5.12     5.15     5.18     5.21     5.24     5.27
58     63     5.00     5.03     5.07     5.11     5.14     5.18     5.21     5.14     5.28     5.31     5.34
59     64     5.05     5.09     5.12     5.16     5.20      523     5.27     5.31     5.34     5.38     5.41

60     65     5.10     5.14     5.18     5.21     5.25     5.29     5.33     5.37     5.41     5.45     5.48
61     66     5.15     5.19     5.23     5.27     5.31     5.35     5.40     5.44     5.48     5.52     5.56
62     67     5.21     5.25     5.29     5.33     5.37     5.42     5.46     5.50     5.55     5.59     5.63
63     68     5.27     5.31     5.35     5.39     5.44     5.48     5.53     5.57     5.62     5.67     5.71
64     69     5.33     5.37     5.41     5.46     5.50     5.55     5.60     5.65     5.69     5.74     5.79

65     70     5.39     5.43     5.48     5.52     5.57     5.62     5.67     5.72     5.77     5.82     5.87
66     71     5.45     5.50     5.55     5.59     5.64     5.69     5.74     5.80     5.85     5.90     5.96
67     72     5.52      557     5.62     5.67     5.72     5.77     5.82     5.87     5.93     5.99     6.04
68     73     5.59     5.64     5.69     5.74     5.79     5.85     5.90     5.96     6.01     6.07     6.13
69     74     5.66     5.71     5.76     5.82     5.87     5.92     5.98     6.04     6.10     6.16     6.22

70     75     5.74     5.79     5.84     5.89     5.95     6.01     6.07     6.13     6.19     6.25     6.32
71     76     5.81     5.86     5.92     5.97     6.03     6.09     6.15     6.22     6.28     6.35     6.41
72     77     5.89     5.94     6.00     6.06     6.12     6.18     6.24     6.31     6.37     6.44     6.51
73     78     5.97     6.03     6.08     6.14     6.20     6.27     6.33     6.40     6.47     6.54     6.61
74     79     6.05     6.11     6.17     6.23     6.29     6.36     6.43     6.50     6.57     6.64     6.72

75     80     6.14     6.20     6.26     6.32     6.39     6.45     6.52     6.60     6.67     6.75     6.82
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
   Age of                                     Age of Secondary Payee
  Primary
   Payee
---------------------------------------------------------------------------------------------------
MALE         56       57       58       59       60       61       62       63       64       65
---------------------------------------------------------------------------------------------------
     FEMALE  61       62       63       64       65       66       67       68       69       70
---------------------------------------------------------------------------------------------------
50     55    $4.81    $4.82    $4.83    $4.83    $4.84    $4.85    $4.85    54.86    $4.86    $4.87
51     56     4.88     4.89     4.90     4.90     4.91     4.92     4.93     4.93     4.94     4.94
52     57     4.95     4.96     4.97     4.98     4.99     5.00     5.00     5.01     5.02     5.02
53     58     5.01     5.03     5.04     5.05     5.06     5.07     5.08     5.09     5.10     5.11
54     59     5.08     5.10     5.12     5.13     5.14     5.15     5.17     5.18     5.18     5.19

55     60     5.15     5.17     5.19     5.21     5.22     5.24     5.25     5.26     5.27     5.28
56     61     5.23     5.25     5.27     5.29     5.31     5.32     5.34     5.35     5.36     5.38
57     62     5.30     5.32     5.35     5.37     5.39     5.41     5.43     5.44     5.46     5.47
58     63     5.17     5.40     5.43     5.45     5.48     5.50     5.52     5.54     5.55     5.57
59     64     5.45     5.48     5.51     5.54     5.56     5.59     5.61     5.63     5.65     5.67

60     65     5.52     5.56     5.59     5.62     5.65     5.68     5.71     5.73     5.76     5.78
61     66     5.60     5.64     5.67     5.71     5.74     5.78     5.81     5.84     5.86     5.89
62     67     5.68     5.72     5.76     5.80     5.84     5.87     5.91     5.94     5.97     6.00
63     68     5.76     5.80     5.85     5.89     5.93     5.97     6.01     6.05     6.08     6.12
64     69     5.84     5.89     5.94     5.98     6.03     6.07     6.12     6.16     6.20     6.24

65     70     5.92     5.98     6.03     6.08     6.13     6.18     6.23     6.27     6.32     6.36
66     71     6.01     6.07     6.12     6.18     5.23     6.28     6.34     6.39     6.44     6.49
67     72     6.10     6.16     6.22     6.28     6.33     6.39     6.45     6.51     6.56     6.62
68     73     6.19     6.25     6.32     6.38     6.44     6.50     6.57     6.63     6.69     6.75
69     74     6.29     6.35     6.42     6.48     6.55     6.62     6.68     6.75     6.82     6.89

70     75     6.38     6.45     6.52     6.59     6.66     6.73     6.81     6.88     6.95     7.02
71     76     6.48     6.55     6.63     6.70     6.77     6.85     6.93     7.01     7.09     7.17
72     77     6.58     6.66     6.73     6.81     6.89     6.97     7.05     7.14     7.22     7.31
73     78     6.69     6.77     6.85     6.93     7.01     7.10     7.18     7.27     7.36     7.46
74     79     6.80     6.88     6.96     7.04     7.13     7.22     7.32     7.41     7.51     7.61

75     80     6.91     6.99     7.08     7.17     7.26     7.35     7.45     7.55     7.65     7.76
---------------------------------------------------------------------------------------------------

V82-300                                                                  Page 8b

                                   ANNUITY OPTION TABLES (Cont'd)
                                          For Each $1,000

-------------------------------------------------------------------------------------------------------------
                  Option 4-MONTHLY INSTALLMENTS-JOINT AND TWO THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------
   Age of                                     Age of Secondary Payee
  Primary
   Payee
-------------------------------------------------------------------------------------------------------------
MALE         45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------------
     FEMALE  50       51       52       53       54       55       56       57       58       59       60
-------------------------------------------------------------------------------------------------------------
50     55    $4.51    $4.54    $4.56    $4.59    $4.61    $4.63    $4.65    $4.67    $4.69    $4.70    $4.71
51     56     4.54     4.57     4.60     4.63     4.65     4.68     4.70     4.72     4.74     4.76     4.77
52     57     4.57     4.60     4.63     4.66     4.69     4.72     4.74     4.77     4.79     4.81     4.83
53     58     4.60     4.63     4.67     4.70     4.73     4.76     4.79     4.82     4.84     4.87     4.89
54     59     4.63     4.67     4.70     4.74     4.77     4.80     4.83     4.86     4.89     4.92     4.94

55     60     4.66     4.70     4.74     4.77     4.81     4.84     4.88     4.91     4.94     4.97     5.00
56     61     4.69     4.73     4.77     4.81     4.85     4.88     4.92     4.96     4.99     5.03     5.06
57     62     4.72     4.76     4.80     4.84     4.88     4.93     4.97     5.00     5.04     5.08     5.11
58     63     4.75     4.79     4.84     4.88     4.92     4.97     5.01     5.05     5.09     5.13     5.17
59     64     4.78     4.83     4.87     4.92     4.96     5.01     5.05     5.10     5.14     5.18     5.23

60     65     4.81     4.86     4.91     4.95     5.00     5.05     5.09     5.14     5.19     5.23     5.28
61     66     4.85     4.89     4.94     4.99     5.04     5.09     5.14     5.19     5.24     5.29     5.34
62     67     4.88     4.93     4.98     5.03     5.08     5.13     5.18     5.23     5.29     5.34     5.39
63     68     4.92     4.97     5.02     5.07     5.12     5.17     5.23     5.28     5.34     5.39     5.45
64     69     4.96     5.00     5.06     5.11     5.16     5.22     5.27     5.33     5.39     5.44     5.50

65     70     4.99     5.04     5.10     5.15     5.20     5.26     5.32     5.38     5.44     5.50     5.56
66     71     5.03     5.08     5.14     5.19     5.25     5.31     5.37     5.43     5.49     5.55     5.62
67     72     5.07     5.13     5.18     5.24     5.29     5.35     5.42     5.48     5.54     5.61     5.67
68     73     5.11     5.17     5.22     5.28     5.34     5.40     5.47     5.53     5.60     5.66     5.73
69     74     5.16     5.21     5.27     5.33     5.39     5.45     5.52     5.58     5.65     5.72     5.79

70     75     5.20     5.26     5.31     5.37     5.44     5.50     5.57     5.64     5.71     5.78     5.85
71     76     5.24     5.30     5.36     5.42     5.49     5.55     5.62     5.69     5.76     5.84     5.91
72     77     5.29     5.35     5.41     5.47     5.54     5.60     5.67     5.74     5.82     5.89     5.97
73     78     5.34     5.40     5.46     5.52     5.59     5.66     5.73     5.80     5.88     5.95     6.03
74     79     5.38     5.44     5.51     5.57     5.64     5.71     5.78     5.86     5.93     6.01     6.10

75     80     5.43     5.49     5.56     5.62     5.69     5.76     5.84     5.91     5.99     6.08     6.16
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
   Age of                                     Age of Secondary Payee
  Primary
   Payee
---------------------------------------------------------------------------------------------------
MALE         56       57       58       59       60       61       62       63       64       65
---------------------------------------------------------------------------------------------------
   FEMALE    61       62       63       64       65       66       67       68       69       70
---------------------------------------------------------------------------------------------------
50     55    $4.73    $4.74    $4.75    $4.75    $4.76    $4.77    $4.78    $4.78    $4.79    $4.80
51     56     4.79     4.80     4.81     4.82     4.83     4.84     4.85     4.86     4.86     4.87
52     57     4.85     4.86     4.88     4.89     4.90     4.91     4.92     4.93     4.94     4.95
53     58     4.91     4.93     4.94     4.96     4.97     4.98     5.00     5.01     5.02     5.03
54     59     4.97     4.99     5.01     5.03     5.04     5.06     5.07     5.09     5.10     5.11

55     60     5.03     5.05     5.08     5.10     5.12     5.13     5.15     5.17     5.18     5.19
56     61     5.09     5.12     5.14     5.17     5.19     5.21     5.23     5.25     5.26     5.28
57     62     5.15     5.18     5.21     5.24     5.26     5.29     5.31     5.33     5.35     5.37
58     63     5.21     5.24     5.28     5.31     5.34     5.37     5.39     5.42     5.44     5.46
59     64     5.27     5.31     5.34     5.38     5.41     5.45     5.48     5.50     5.53     5.55

60     65     5.33     5.37     5.41     5.45     5.49     5.53     5.56     5.59     5.62     5.65
61     66     5.38     5.43     5.48     5.52     5.56     5.61     5.64     5.68     5.72     5.75
62     67     5.44     5.49     5.54     5.59     5.64     5.69     5.73     5.77     5.81     5.85
63     68     5.50     5.56     5.61     5.66     5.72     5.77     5.82     5.86     5.91     5.95
64     69     5.56     5.62     5.68     5.74     5.79     5.85     5.90     5.95     6.00     6.05

65     70     5.62     5.68     5.74     5.81     5.87     5.93     5.99     6.05     6.10     6.16
66     71     5.68     5.75     5.81     5.88     5.94     6.01     6.07     6.14     6.20     6.26
67     72     5.74     5.81     5.88     5.95     6.02     6.09     6.16     6.23     6.30     6.37
68     73     5.80     5.87     5.95     6.02     6.10     6.17     6.25     6.32     6.40     6.47
69     74     5.86     5.94     6.02     6.09     6.17     6.25     6.33     6.42     6.50     6.58

70     75     5.93     6.01     6.08     6.17     6.25     6.33     6.42     6.51     6.60     6.68
71     76     5.99     6.07     6.15     6.24     6.33     6.42     6.51     6.60     6.69     6.79
72     77     6.05     6.14     6.22     6.31     6.40     6.50     6.59     6.69     6.79     6.89
73     78     6.12     6.20     6.29     6.39     6.48     6.58     6.68     6.78     6.89     7.00
74     79     6.18     6.27     6.36     6.46     6.56     6.66     6.77     6.88     6.99     7.10

75     80     6.25     6.34     6.44     6.53     6.64     6.74     6.85     6.97     7.09     7.21
---------------------------------------------------------------------------------------------------

V82-300                                                                  Page 8c

4.12   DEATH OF PAYEE

       If a payee dies, any installments still payable under a specified certain period will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

4.13   RIGHTS UNDER ANNUITY OPTIONS

       No payee has the right to make any change in the provisions of the agreement or to receive the benefits in any manner other than that stated in the agreement, unless such right was reserved in the agreement. We will not make any payments in advance, nor commute installments under any life income option.

4.14   BASIS OF COMMUTATION

       Commutation of installments for other than life income options will be at the effective annual rate of 4% compounded annually.

4.15   EXTENDED PROVISIONS

       Provisions for settlement of benefits different from those stated in this policy may only be made upon written agreement with us.

4.16   COMPANY LIABILITY

       We will be fully discharged by any payment we make before a written request for an election, change or revocation was made and is received in our Home Office.

SECTION 5.  DEATH BENEFITS

5.01   DEATH BENEFITS

       In the event of the death of the participant before the annuity commencement date, the beneficiary of the participant will receive the accumulated value of the participant's individual account.

       The accumulated value of a participant's individual account, shall, for the purposes of this provision, be that value as determined after written notice of death is received by us at our Home Office. The death benefits may be taken in one sum or under any of the annuity options available in our Individual Variable Annuity Contract then being issued, if any.

SECTION 6.  TERMINATION BENEFITS

6.01   TERMINATION BENEFITS

       Upon termination of participation prior to the annuity commencement date, the participant may elect with respect to the accumulation units in his individual account:

       (a) to have the accumulated value applied to provide annuity payments under one of the options described in section 4; or

       (b) to leave the accumulated value in the contract, in which case the number of accumulation units in his individual account will remain fixed, but the value thereof will vary as described in section 3; or

       (c) to receive the accumulated value on the basis of the accumulation unit value next determined after the written request for surrender is received by us at our Home Office; or

       (d) to convert to an Individual Variable Annuity Contract, if appropriate individual contracts are issued by us on the effective date of termination, on the basis set forth by us at the time of such conversion.

SECTION 7.  GENERAL PROVISIONS

7.01   CERTIFICATES

       We shall issue to you for delivery to each participant an individual certificate setting forth in substance the benefits to which each participant is entitled under this contract. The word "certificate" as used herein shall include certificate riders and certificate supplements, if any.

       We will provide to you and the participants such information and reports as the laws and regulations of the appropriate jurisdiction shall require.

V82-300                                                                  Page 9

7.02   GENERAL PROVISIONS GOVERNING ANNUITY PAYMENTS

       Whenever any payment hereunder shall be contingent upon the survival of some person, evidence of such person's survival must be furnished to us either by personal endorsement by such persons of the check drawn for such payment or by other evidence satisfactory to us.

7.03   FACILITY OF PAYMENT

       If any payee under this contract is a minor or is, in our judgment, otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him under this contract, we may, unless and until claim shall have been made by a duly appointed guardian or committee of such payee, make such payment, or any part of it, to any person or institution then in our judgment contributing toward, or providing for, the care and maintenance of such person. Such payment shall completely discharge our liability with respect to the amount so paid.

7.04   SPENDTHRIFT CLAUSE

       The benefits under this contract shall not be assigned, transferred, commuted, anticipated or encumbered and, to the extent permitted by law, shall be exempt from attachment and otherwise free from the claim of creditors.

7.05   PERSONAL DATA

       You shall furnish any information or evidence which we may reasonably require in order to administer this contract. If you cannot furnish any required item of information, we may request that any other person concerned furnish such information. We shall not be liable for the fulfillment of any obligations in any way dependent on such information until we receive such information in a form satisfactory to us.

       Information furnished to us may be corrected for demonstrated errors therein unless we have already acted to our prejudice by relying on such information. Any records prepared by us from information furnished as described above shall constitute prima facie evidence as to the truth of the information so recorded.

7.06   MISSTATEMENT OF ESSENTIAL FACTS

       If the date of birth or sex of any person on whose life any payment hereunder is based has been misstated, any amount payable under this contract with respect to such person shall be such as the value of the Participant's Individual Account would have purchased based on the correct date of birth and sex. If annuity installments are being made with respect to such person, underpayments made by us will be added to and overpayments will be charged against annuity installments becoming due thereafter.

7.07   MODIFICATION OF THIS CONTRACT

       This contract along with any attached riders may be modified at any time, subject to the laws of the jurisdiction in which it is delivered, by written agreement between you and us. No such modification shall adversely affect accumulation units or annuity units credited to Participants or Annuitants prior to the effective date of such modification unless it is deemed advisable to make such change of retroactive effect in order to meet the requirement of any law or regulation issued by any governmental agency or unless all affected Participants consent thereto.

       We may not make any unilateral change in this contract prior to the third Contract Anniversary, except as required in order to make this contract conform with any law or regulation issued by any governmental agency. On the third Contract Anniversary or any later Contract Anniversary we may change this contract in any respect provided that (a) any such modification will not affect in any way the amount or terms of any annuity purchased prior to the effective date of such modification, and (b) such modification shall not change (i) the amount of deductions from withdrawals,
       (ii) any factor used in determining accumulation or annuity unit values, or (iii)

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       any factor used to determine the amount of any annuity
       installment as they apply to accumulation unit purchases by contributions in any year not in excess of twice the first annual contribution for Participants who were in the plan prior to the effective date of such change. We shall give you a written notice of any such modification at least 90 days prior to the effective date thereof.

       Any portion of an increase in the annual contribution which causes the annual contribution to exceed twice the first annual contribution will be subject to the contract provisions effective at the time of the increase. These provisions will remain applicable so long as the annual contribution is continued at that level.

7.08   CONTRACT

       This contract along with any attached rider(s) and your application, a copy of which is attached and made a part thereof, constitute the entire contract.

       No change or modification of this contract and its rider(s) or waiver of its conditions can be made or will be valid unless made in writing and signed by our President, a Vice President or Secretary. No assignment of this contract by you shall be binding upon us unless in writing and until filed at our Home Office. We assume no responsibility for the validity of any assignment.

       We reserve the right to terminate this contract if the Plan ceases to be qualified under the Internal Revenue Code or any other law.

7.09   BENEFICIARY

       A Participant may designate a beneficiary to receive any death benefit that may become payable at or after his death as a result of the operation of the plan, and may change such designation from time to time except in regard to a contingent Annuitant after the Participant begins receiving installments while the Joint and Last Survivor Life Annuity option is in effect. Any designation or change shall be made by written notice in a form satisfactory to us and filed at our Home Office, and when it is received, the designation or change shall relate back and take effect as of the date it was signed, whether or not the Participant is living at the time of the receipt of such written notice. A beneficiary who becomes entitled to receive benefits under the plan may also designate in the same manner, a beneficiary to receive any death benefit that may become payable under the plan at or after his death.

       If no beneficiary has been designated by a payee described above, or if no designated beneficiary is living on the date a lump sum death benefit is payable or on the date any installment payments are to be continued, we will pay the lump sum death benefit or the commuted value of the installment payments, whichever is applicable, to the person or persons specified in the Plan. If the Plan does not specify the person or persons to whom payment is to be made, then we shall make payment to the former payee's spouse, if living at the death of the payee; if not then living, equally to the payee's children who survive him; if none are surviving, to either the surviving father or mother of such payee, or to both equally if both survive; if none of the above survive the payee, to his executors or administrators.

7.10   RELATION OF THIS CONTRACT TO SEPARATE ACCOUNTS

       We shall have exclusive and absolute ownership and control of the assets of both our General Account and our Separate Accounts. Our method of determination of the value of an accumulation unit (or an annuity unit) will be conclusive upon you, any Participant, and any beneficiary.

       The variable annuity benefits of this contract are funded solely from the assets of the Separate Accounts of which it is an obligation and except to the extent of such limited expense and mortality guarantees, shall have no claim against any of our other assets.

       The assets allocated to the Separate Accounts may be invested in any class of

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       investments which we are permitted to make in accordance with the laws of Missouri, as amended from time to time, and in accordance with the resolution adopted by our Board of Directors applicable to such Accounts. The investment or reinvestment of such assets shall be determined by us at our sole discretion. The investment income and gains or losses from the assets in the Separate Accounts shall be credited or charged against the Separate Accounts without regard to our other investment income or gains or losses.

       The portion of the assets of the Separate Accounts equal to the reserves and other contract liabilities with respect to the Separate Accounts shall not be chargeable with liabilities arising out of any other business that we may conduct.

7.11   ANNUAL DIVIDENDS

       Your Contract shares in our divisible surplus while it is in force prior to the annuity commencement date. Each year we will determine the share of divisible surplus, if any, accruing to your contract. Investment results are credited directly through the changes in the value of the accumulation units and annuity units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, the Company expects little or no divisible surplus to be credited to your Contract.

7.12   DEFERMENT

       Any payment from the General Account upon partial withdrawal or termination of a Participant may be deferred by us for a period not exceeding six months after receipt of application, or the maximum period permitted by law if less than six months.

7.13   LIMITATION ON BENEFITS

       Annuity installments to any Annuitant may be decreased if required by the Plan. The commuted value of such decrease shall be distributed as you direct.

7.14   VOTING RIGHTS

       Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri, at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by Policyholders and contractholders and, as such, you are entitled to vote at such elections and participate in such meetings in accordance with our Charter and By-laws.
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